Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

JPMORGAN CHASE BANK

(Exact name of trustee as specified in its charter)

New York	13-4994650
(State of incorporation if not a national bank)	(I.R.S. employer identification No.)

270 Park Avenue
New York, New York	10017
(Address of principal executive offices)	(Zip Code)

William H. McDavid
General Counsel
270 Park Avenue
New York, New York 10017
Tel: (212) 270-2611
(Name, address and telephone number of agent for service)

HARSCO CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	23-1483991
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

P.O. Box 8888
Camp Hill, Pennsylvania	17001-8888
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

GENERAL

Item 1. General Information.

     Furnish the following information as to the trustee:

     (a)  Name and address of each examining or supervising authority to which it is subject.

New York State Banking Department, State House, Albany, New York 12110.

Board of Governors of the Federal Reserve System, Washington, D.C., 20551

Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

Federal Deposit Insurance Corporation, Washington, D.C., 20429.

     (b)  Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with the Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16. List of Exhibits

               List below all exhibits filed as a part of this Statement of Eligibility.

     1.     A copy of the Restated Organization Certificate of the Trustee and the Certificate of Amendment dated November 9, 2001 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-73746 which is incorporated by reference).

     2.     A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

     3.     None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4.     A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-73746, which is incorporated by reference).

     5.     Not applicable.

     6.     The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation, was renamed JPMorgan Chase Bank.

     7.     A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority (see Exhibit 7 to Form T-1 filed in connection with Registration Statement No. 333-73746 which is incorporated by reference).

     8.     Not applicable.

     9.     Not applicable.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 8th day of September 2003.

JPMORGAN CHASE BANK

By:	/s/ Kathleen Perry

Kathleen Perry
Vice President

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank
of 270 Park Avenue, New York, New York 10017
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,

at the close of business June 30, 2003, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
ASSETS	in Millions
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$22,657
Interest-bearing balances	10,600
Securities:
Held to maturity securities	268
Available for sale securities	76,771
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	3,844
Securities purchased under agreements to resell	86,290
Loans and lease financing receivables:
Loans and leases held for sale	31,108
Loans and leases, net of unearned income $166,046
Less: Allowance for loan and lease losses 3,735
Loans and leases, net of unearned income and allowance	162,311
Trading Assets	186,546
Premises and fixed assets (including capitalized leases)	6,142
Other real estate owned	133
Investments in unconsolidated subsidiaries and associated companies	696
Customers’ liability to this bank on acceptances outstanding	225
Intangible assets
Goodwill	2,201
Other Intangible assets	3,058
Other assets	68,983
TOTAL ASSETS	$661,833

LIABILITIES
Deposits
In domestic offices	$189,571
Noninterest-bearing $82,747
Interest-bearing 106,824
In foreign offices, Edge and Agreement
subsidiaries and IBF’s	125,990
Noninterest-bearing $6,025
Interest-bearing 119,965
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	4,978
Securities sold under agreements to repurchase	114,181
Trading liabilities	129,299
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	10,186
Bank’s liability on acceptances executed and outstanding	225
Subordinated notes and debentures	8,202
Other liabilities	41,452
TOTAL LIABILITIES	624,084
Minority Interest in consolidated subsidiaries	104
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,785
Surplus (exclude all surplus related to preferred stock)	16,304
Retained earnings	18,426
Accumulated other comprehensive income	1,130
Other equity capital components	0
TOTAL EQUITY CAPITAL	37,645

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL	$661,833

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

WILLIAM B. HARRISON, JR	)
HANS W. BECHERER	)
FRANK A. BENNACK, JR	)